Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to The DeWolfe Companies, Inc. 1998 Stock Option Plan and to the incorporation by reference therein of our report dated February 21, 1997, with respect to the consolidated financial statements and schedules of The DeWolfe Companies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                     Ernst & Young LLP

Boston, Massachusetts
February 10, 1998










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